UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 722 5505

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.

On November 11,2021 Regen Biopharma, Inc. (the “Company”) entered into a Letter of Intent ( “LOI”) with Canary Oncoceutics, Inc (“Canary”) and Canary Oncoceutics Partners, LLC (“LLC”) whereby the Company shall acquire 95% of the share capital and voting power of Canary ( “Canary Controlling Interest”) for consideration consisting of $1,000,000 and common shares of the Company valued at the average share price of the common shares in the 2 weeks prior to the closing of a definitive agreement between the parties (“RGBP Share Value”). The number of common shares to be issued shall be the number of common shares valued at the RGBP share value which shall equal the value of the Canary Controlling Interest as determined by a mutually acceptable third-party valuation expert.

No definitive agreement between the parties for the acquisition by the Company of the Canary Controlling Interest shall close unless the Company shall have raised the amount of $50,000,000 USD dedicated solely to the development and commercialization of Canary diagnostics and products (“Canary Funds”).

It is understood that the IP that will be licensed into Canary will originate from Cornell University. The final IP will be included in the definitive agreement as an appendix. This IP allows for the creation of patient-derived tumor on vascular nets for in vitro testing of therapeutic agents.

It is contemplated by the parties that until the first commercial contract for use of the first Test Product, the Company shall pay to LLC on each anniversary of the effective date of any definitive agreement the applicable fees listed below, with the last year pro-rated:

Date	PAYMENT
1st - 3rd anniversary of Effective Date	$100,000
4th anniversary of Effective Date	$150,000
5th and each anniversary of Effective Date and each anniversary thereafter	$250,000

A. Milestone Payments. The Company will pay LLC the following non-creditable milestone payments for each Test Product:
Milestone	AMOUNT
1. Partnership with a genomics testing company	$1,000,000
2. Partnership with a clinical laboratory equipment manufacturer	$1,000,000
3. Submission to FDA of a Test Product Pre-Market Approval request	$500,000
4. FDA (US) Approval of a Test Product	$3,000,000
5. EMA (EU) Approval of a Test Product	$1,500,000
6. PMDA (JPN) Approval of a Test Product	$1,000,000
7. Cumulative Net Sales of Services for Test Products reach $100 Million	$2,000,000

Test Product is defined within the LOI as a Patient-Derived Organoid on VascularNet (PDOV) for a specific tumor type. For example, a colon tumor-derived PDOV is one Test Product, an ovarian tumor-derived PDOV is another Test Product.

It is also contemplated that the Company shall pay LLC an earned royalty on Net Sales generated by use of the Test Products. Royalties are payable on an annual worldwide Net Sales basis cumulative for each calendar year with an annual gross-up (if required) to reflect the actual royalty tier achieved for the applicable calendar year.

CUMULATIVE ANNUAL NET SALES	PERCENTAGE
Up to $250 Million	2.5%
$250 Million to $500 Million	4%
Excess above $500 Million	5%

It is also contemplated that In the event of a Change in Control of Canary the Company shall pay to LLC a fee equal to 40% of the consideration received by the Company as a result of the Change in Control net of expenses the Company has invested in Canary from date of acquisition, including operational expenses and initial acquisition expenses. Change in Control is defined in the LOI as any transaction or series of transactions, whether by merger or sale or transfer of more than fifty percent (50%) of the outstanding stock and voting power of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

Other than as to confidentiality and goth faith provisions of the LOI the parties agree that the LOI does not constitute a binding commitment by either party with respect to any transaction. The non-binding provisions of the LOI reflect only the parties’ current understanding of the contemplated transaction, and a binding contract will not exist between the Parties unless and until they sign and deliver a mutually acceptable definitive agreement. Other than to impose a duty to the parties to negotiate in good faith and to not disclose Confidential Information, no obligations of one party to the other or liability of any kind shall arise from executing this Letter or its taking or refraining from taking any actions relating to the proposed transaction.

The management of the Company believes that the proposed acquisition of 95% of Canary would provide an opportunity for the Company to diversify its intellectual property portfolio beyond the development of therapeutics into the development of in vitro diagnostics specifically the development of complimentary functional precision medicine tests. In the event that intellectual property contemplated as being included in any definitive agreement can be successfully developed cancer patients could receive both a genetic test and a functional test. This combined test would provide their treating physician with information that will allow for the selection of the ideal drug/drug combination for each patient.

The transaction contemplated by the LOI is contingent upon the execution of one or more mutually acceptable definitive agreements between the parties. No assurance can be given that any such agreements shall be executed or, if executed, shall not contain terms and conditions materially different from the terms and conditions currently contemplated.

The foregoing description of the abovementioned LOI is not complete and is qualified in its entirety by reference to the text of the abovementioned LOI , which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: November 11, 2021	By: /s/ David Koos

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